Exhibit 10.7

BOND PURCHASE AGREEMENT

This BOND PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 6, 2024, by and between PureCycle Technologies LLC, a Delaware limited liability company, qualified to do business in the State of Ohio (the “Seller” or the “Guarantor”) and the other signatory hereto (the “Purchaser”, and together with the Seller, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture (as defined herein).

WHEREAS, Southern Ohio Port Authority, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”), are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), $20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”), and $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and collectively with the Series 2020A Bonds and the Series 2020C Bonds, the “Bonds”);

WHEREAS, the Series 2020A Bonds mature December 1 in the years 2025, 2030 and 2042, including $168,480,000 of Series 2020A Bonds maturing December 1, 2042 (the “Series 2020A (A3) Bonds”), which bear interest at the rate of 7.00% per annum;

WHEREAS, all of the Bonds are Outstanding;

WHEREAS, the Issuer and PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”) are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in, among other things, financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Seller is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Seller, in its capacity as Guarantor, has provided a guaranty with respect to Obligations of the Company under the Loan Agreement on the terms set forth in the Guaranty in favor of the Trustee;

WHEREAS, as of this date, the Seller is the Holder of $140,070,000 in aggregate principal amount of Series 2020A (A3) Bonds Outstanding;

WHEREAS, the Seller is willing to sell those Series 2020A (A3) Bonds set forth on Exhibit A to this Agreement (the “Purchased Bonds”), to the Purchaser listed on said Exhibit A at a purchase price of $800 per $1,000 principal amount of Purchased Bonds (the “Purchase Price”) upon the terms and conditions set forth in this Agreement, and the Purchaser is willing to purchase from Seller for cash those Series 2020A (A3) Bonds at the Purchase Price, all as indicated on said Exhibit A upon the terms and conditions set forth in this Agreement;

WHEREAS, Seller represents that it is the current owner and Holder of the Purchased Bonds;

WHEREAS, the Purchaser agrees that the Purchased Bonds being purchased by the Purchaser and the Purchase Price therefor as indicated on Exhibit A are true and accurate; and

WHEREAS, the Purchaser represents that its signatory to this Agreement is duly authorized to enter into this Agreement on behalf of the Purchaser;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1.
Preambles. The parties acknowledge and agree that the preambles to this Agreement are true and accurate; and the parties hereby agree that the preambles are incorporated in this Agreement.
2.
Closing Date. The “Closing Date” shall be the earliest date on which the Conditions set forth in Section 3 are satisfied, anticipated to be not later than August 7, 2024. On the Closing Date those Purchased Bonds in the respective principal amount identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the Conditions set forth in Section 3 of this Agreement. The Purchaser shall deliver cash in the amount of the Purchase Price of those Purchased Bonds being purchased by the Purchaser as indicated on Exhibit A on the Closing Date.

3.
Conditions to Purchase of the Purchased Bonds.
(a)
Conditions to be Satisfied by the Seller. On or prior to the Closing Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the Closing Date.

ii.
Seller shall have validly delivered or caused to have been delivered to the Purchaser those Purchased Bonds for which the Purchaser has made payment in full on the Closing Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.
Purchaser shall have received this Agreement, duly executed on behalf of the Seller.

(b)
Conditions to be Satisfied by the Purchaser. On or prior to the Closing Date:

i.
The Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the Closing Date, including the due execution and delivery of the Investor Letter substantially in the form attached hereto as Exhibit B with respect to those Purchased Bonds being purchased by said Purchaser. The Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the Closing Date to said Purchaser shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services Inc. .

ii.
The Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, cash payment by wire transfer of immediately available funds in the amount of the Purchase Price for said Purchaser’s Purchased Bonds on the Closing Date.

iii.
Seller shall have received this Agreement, duly executed on behalf of the Purchaser.

(c)
Expenses of the Parties. Each party shall pay its respective fees and expenses relating to the performance of this Agreement, including all attorneys’ fees.
4.
Purchase of Bonds. On the Closing Date, upon the satisfaction of the conditions set forth in Section 3, the Purchaser shall acquire its Purchased Bonds from the Seller, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind.

5.
Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Seller or the Purchaser unless such modification, amendment or waiver is approved in writing by the Seller and the Purchaser.
6.
Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO.

7.
Counterparts. This Agreement may be executed (manually, electronically or digitally) in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument but will not be binding upon any party hereto unless and until executed by and delivered to all parties hereto. When properly executed and delivered, this Agreement will be binding upon and inure to the benefit of the Purchaser and the Seller, and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.
8.
Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

PureCycle Technologies LLC

By:

Name:

Title:

PURCHASER:

[ ]

By:

Name:

Title:

[Signature Page to Bond Purchase Agreement]

Exhibit A

Purchased Bonds

Purchaser	Purchased Bonds	CUSIP	Purchase Price

A-1

Exhibit B

Investor Letter

FORM OF INVESTOR LETTER

August __, 2024

PureCycle Technologies LLC

4651 Salisbury Road

STE 400

Jacksonville, FL 32256

Orlando, Florida 32822

Locke Lord LLP

7850 Five Mile Road

Cincinnati, OH 45230

Re: $10,000,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, maturing December 1, 2042 (the “Bonds”)

Ladies and Gentlemen:

The undersigned, being the purchaser (the “Purchaser”) of the above-referenced Bonds from PureCycle Technologies LLC (the “Seller”) on this date, hereby represents and acknowledges to you as follows:

1.
The Purchaser has purchased the Bonds on the date hereof at the price of $800 per $1,000 principal amount of the Bonds purchased, said Bonds having been issued pursuant to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Indenture”), between the Southern Ohio Port Authority (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”).
2.
The Purchaser has sufficient knowledge and experience in business and financial matters in general, and investments such as the Bonds in particular, to enable the Purchaser to evaluate the Bonds, the credit of PureCycle: Ohio LLC (the “Company”) and the Seller, the collateral and the terms of the Bonds. The Purchaser has made its own independent credit analysis and decision to purchase the Bonds based on its independent examination and evaluation of the Limited Offering Memorandum dated September 23, 2020 relating to the Bonds and the documents listed in paragraph 4 hereof.
3.
The Purchaser acknowledges that no credit rating has been sought or obtained with respect to the Bonds.
4.
The Purchaser acknowledges that it has been offered copies of the Financing Documents (as defined in the Trust Indenture), and such financial and other information by the Seller and the Company and has been provided the opportunity to ask such questions as Purchaser deems necessary to enable the Purchaser to make an informed investment decision with respect to the purchase of the Bonds.

5.
The Purchaser acknowledges that at this date the Seller is no longer the Majority Holder under the Trust Indenture.

6.
The Purchaser’s investment in the Bonds constitutes an investment that is suitable for and consistent with its investment program, and the Purchaser is able to bear the economic risk of an investment in the Bonds, including a complete loss of such investment.
7.
The Purchaser is an “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act.
8.
The Purchaser is purchasing the Bonds for investment purposes, and not with a current view to, or for resale in connection with, any distribution, resale, pledging, fractionalization, subdivision or other disposition thereof, provided that, although the Purchaser does not intend at this time to dispose of all or any part of the Bonds, the Seller acknowledges that the Purchaser has the right to sell and transfer the Bonds in accordance with the terms and conditions of the Trust Indenture. The Purchaser acknowledges that it is solely responsible for compliance with the provisions of this paragraph, and covenants and agrees with the Seller that it will comply with the Trust Indenture and all applicable federal or state securities laws then in effect with respect to any subsequent sale, transfer or other disposition of the Bonds, and will notify any subsequent purchaser of Bonds of the resale restriction referred to in the Trust Indenture.
9.
The Purchaser acknowledges that the Bonds (i) have not been registered under the Securities Act, and (ii) have not been registered or qualified for sale under any state securities or “Blue Sky” laws, and that the Trust Indenture has not been qualified under the Trust Indenture Act of 1939, as amended.
10.
The Purchaser acknowledges that you will rely upon the accuracy and truthfulness of the representations and warranties contained herein and hereby consents to such reliance.

[ ]

By:

Name:

Title:

Exhibit C

Wire Instructions for Seller’s Account

C-1